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                                                                  Exhibit 10(ee)

                       FIRST AMENDMENT TO LEASE AGREEMENT
                                  AND AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT AND AGREEMENT (the "First Amendment"), is entered into as of October 31, 2003, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements have changed and Tenant has requested that Landlord assist Tenant in locating a tenant to lease a portion of the Original Premises. In accordance with Tenant's request, Landlord has identified G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and GTM is willing to lease the GTM Premises.

         C. Landlord and GTM have negotiated prospective lease terms for the GTM Premises, which lease terms are substantially as set forth in that certain Irrevocable Offer to Lease dated as of October 21, 2003, in the form attached to this First Amendment as Exhibit A (the "Offer"), having appended thereto that certain Lease Agreement dated as of September 18, 2003 (the "GTM Lease").

         D. Landlord and Tenant desire to memorialize in writing the terms and conditions upon which Landlord and Tenant will mutually cooperate and undertake to pay for and construct certain tenant improvements which are required by the GTM Lease (the "GTM Tenant Improvements"), and upon occupancy by GTM of the GTM Premises and the satisfaction and/or fulfillment of the other terms and provisions of this First Amendment, the Lease will be and become partially terminated with respect to the portion of the Original Premises constituting the GTM Premises.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this First Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless defined in this First Amendment, or except as otherwise expressly provided in this First Amendment, capitalized terms utilized in this First Amendment shall have the meanings ascribed to such terms in the Lease, or the GTM Lease, as applicable.

         2. Acknowledgement. Tenant and Sparks Exhibits Corp., a Pennsylvania corporation ("Guarantor"), each hereby acknowledge receipt of the Offer and the GTM Lease.



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         3. Undertakings Regarding GTM Tenant Improvements. The GTM Lease
requires that Landlord install and construct the GTM Tenant Improvements. Landlord and Tenant agree to equally share the aggregate cost of the GTM Tenant Improvements. The estimated cost to construct and install the GTM Tenant Improvements is attached to this First Amendment as Exhibit B (the "Cost Breakdown"). Landlord and Tenant each hereby approve the Cost Breakdown and the GTM Tenant Improvements. Tenant specifically acknowledges, agrees and understands that the GTM Tenant Improvements include, among other things, a demising wall physically separating the GTM Premises, separate metering of utilities, separate legal access to the GTM Premises and other legal and business requirements to configure the GTM Premises as separate space from the Original Premises. Concurrently upon the execution of this First Amendment, Tenant shall deposit, in cash in one lump sum, 50 percent of the aggregate estimated cost of the GTM Tenant Improvements with Landlord and Tenant understands and agrees that Landlord shall not be required to commence construction and installation of the GTM Tenant Improvements unless and until Tenant deposits the sums with Landlord referred to in the preceding sentence. Landlord shall undertake to construct and install, in accordance with the terms and provisions of the GTM Lease, the GTM Tenant Improvements. Tenant approves Landlord's entry into the Building and the GTM Premises in order to install and construct the GTM Tenant Improvements, demolition and/or construction activities necessary to configure the GTM Premises in accordance with the GTM Lease and agrees that Landlord may take or refrain from taking any action in good faith related to the responsibilities and undertakings of Landlord set forth in this First Amendment. Tenant agrees to physically vacate the GTM Premises immediately in order to allow Landlord to perform its undertakings pursuant to this Section 3 and further agrees to conduct its operations in such a manner that it will not unreasonably interfere with the performance by Landlord of its undertakings set forth in this Section 3. If the actual cost of the GTM Tenant Improvements exceeds or is less than the estimated cost, Tenant shall reimburse Landlord, or Landlord shall reimburse Tenant, as the case may be, in cash, 50 percent of any such excess or savings, as applicable, within five calendar days of receiving from Landlord, in writing, a breakdown of the actual cost, with reasonable supporting documentation as soon as practicable, which Landlord shall use its best efforts to furnish to Tenant by January 1, 2004.

         4. Agreement to Partially Terminate Lease; Effectiveness. Landlord agrees with Tenant that, (i) upon payment by Tenant of Tenant's portion of the aggregate cost of the GTM Tenant Improvements in accordance with the provisions of Section 3 of this First Amendment, (ii) actual occupancy by GTM of the GTM Premises on a rent paying basis, and (iii) compliance, in full, with all other terms and conditions set forth in this First Amendment, the Lease shall, with no further action of the parties, be terminated with respect only to the portion of the Lease which pertains to the GTM Premises. Accordingly, the portion of the Lease pertaining to all of the Original Premises except the GTM Premises shall remain extant and in full force and effect, in accordance with its terms, unless and until Landlord and Tenant shall otherwise agree in writing. Landlord and Tenant shall execute a mutually acceptable written instrument acknowledging partial termination of the Lease in accordance with the provisions set forth above in this Section 4 and agreeing to such amendments and modifications of the Lease as are necessary and appropriate to reflect the conversion of the Building from Tenant as the single tenant occupying space therein to a multi-tenant configuration.

         5. Amendment; Confirmation; Interpretation. To the extent, but only to the extent, necessary to give effect to this First Amendment, the Lease is deemed amended and modified. Except to the limited extent amended and modified hereby, the Lease is ratified and confirmed in all respects and remains extant and in full force and effect.

         6. No Agency; Leasing Commissions and Landlord's Attorneys' Fees. Landlord and Tenant hereby acknowledge and agree that there is no agency relationship between Landlord and Tenant, either created by this First Amendment or otherwise. Landlord shall not be entitled to any leasing commissions in connection with locating GTM as a tenant for the GTM Premises, or otherwise in connection with the GTM Lease. In addition to the cost sharing arrangement described above in Section 3 with respect to the GTM Tenant Improvements, Tenant agrees to be responsible and liable (together with Landlord) for 50 percent each of the actual leasing commissions (not to exceed $66,000) and Landlord's attorneys' fees and costs related to the GTM Lease and the Landlord-Tenant related transactions, including without limitation, negotiation and preparation of this First Amendment and fees and costs expected to be incurred by Landlord in connection with negotiation and preparation of the instrument partially terminating the Lease referred to in Section 4 of this First Amendment. Landlord has provided Tenant with good faith estimates of such leasing commissions and Landlord's attorneys' fees and costs in Exhibit B attached hereto and incorporated by reference herein. Tenant agrees to deposit its share of such leasing commissions and Landlord's attorneys' fees and costs related to the GTM Lease in full in cash with Landlord upon the earlier of, the date such commissions and/or fees and costs are due and payable to the broker or Landlord's attorney, as applicable, or the date upon which the Lease is to be partially terminated as set forth in Section 4 above.



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         7. Indemnification.

                  7.1 By Tenant. Tenant hereby agrees to indemnify and hold Landlord, and the property and assets of Landlord, harmless, from and against any and all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising out of, resulting from or related to any breach or default by Tenant in the payment or performance of any of Tenant's agreements, promises, undertakings, obligations, responsibilities and/or liabilities under and by reason of this First Amendment, including specifically but not by way of limitation, Tenant's failure to vacate the GTM Premises and/or otherwise to affect adversely Landlord's efforts to perform its responsibilities and obligations respecting construction and installation of the GTM Tenant Improvements.

                  7.2 By Landlord. Landlord hereby agrees to indemnify and hold Tenant, and the property and assets of Tenant, harmless, from and against any and all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising out of, resulting from or related to any breach or default by Landlord in the payment or performance of Landlord's agreements, promises, undertakings, obligations, responsibilities and/or liabilities under and by reason of this First Amendment.

         8. General Provisions.

                  8.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this First Amendment.

                  8.2 Counterparts; Fax Signatures. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

                  8.3 Severability. If any provisions, or portions thereof, of this First Amendment or the application thereof are held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this First Amendment shall not be affected thereby and to this end only the provisions of this First Amendment are declared severable.

                  8.4 Successors and Assigns. Subject to the provisions of
Section 8.10 of this First Amendment, all terms of this First Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  8.5 Governing Law; Venue. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this First Amendment shall be brought in San Diego County, California.

                  8.6 Waiver. No waiver of any of the provisions of this First Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waive. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

                  8.7 Time. Time is of the essence with respect to the performance by each party of its rights and obligations hereunder.

                  8.8 Attorneys' Fees. In the event any attorney is employed by either party to this First Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or interpretation of this First Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this First Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

                  8.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this First Amendment.

                  8.10 Assignment. Neither party may assign this First Amendment nor any of its respective rights, liabilities and obligations under this First Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

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                  8.11 Entire Agreement. This First Amendment, together with the
Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this First Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this First Amendment which are not fully expressed herein.

                  8.12 Amendment. No supplement, amendment, modification, discharge or change of this First Amendment shall be binding unless executed in writing by all of the parties.

                  8.13 Authority. If a party to this First Amendment is a corporation or other entity which is not a natural person, each individual executing this First Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this First Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this First Amendment is binding upon such corporation or other entity in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

Landlord:                                            Tenant:

GILLESPIE FIELD PARTNERS, LLC               SPARKS EXHIBITS, LTD.,
a California limited liability company      a California corporation

By:  ____________________________           By:  ________________________
           [Signature]                                 [Signature]

     ____________________________                ________________________
       [Print Name and Title]                     [Print Name and Title]



         Guarantor's Acknowledgement:

         The undersigned, as Guarantor (defined above in this First Amendment) of the Lease (defined above in this First Amendment), (i) agrees to and acknowledges the terms and provisions of the First Amendment set forth above,
(ii) hereby requests that Landlord undertake the activities described above in this First Amendment with respect to the GTM Lease (defined above in this First Amendment) and (iii) agrees that nothing contained in this First Amendment shall affect the validity or enforceability of the Continuing Guaranty of Lease dated as of June 29, 1998 (the "Guaranty"), given by Guarantor to Landlord in connection with Tenant's execution and performance of the Lease.


                                                   SPARKS EXHIBITS CORP.,
                                                   a Pennsylvania corporation

                                                   By: ______________________
                                                            [Signature]

                                                       ______________________
                                                       [Print Name and Title]


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                                    EXHIBIT A

                               OFFER AND GTM LEASE




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                                    EXHIBIT B

                     GTM TENANT IMPROVEMENTS COST BREAKDOWN
                     AND ESTIMATED BROKERAGE COMMISSIONS AND
                      LANDLORD'S ATTORNEYS' FEES AND COSTS



GTM Tenant Improvements Cost Breakdown (Estimated)
--------------------------------------------------
Demising Wall                               $ 26,000
Dock Door                                   $ 16,000 (Two--$8,000 each)
Electrical                                  $ 12,000
Office/Restroom Improvements
         and Retrofitting                   $ 55,000
                                            --------

Total Estimated GTM Tenant
         Improvements Costs                 $109,000


Leasing Commissions       (Estimated)       $ 66,000
-------------------------------------

Landlord Attorneys' Fees
         and Costs (Estimated)              $ 12,000
------------------------------

Total Estimated GTM Tenant
Improvement Costs, Leasing
Commissions and Landlord's
Attorneys' Fees and Costs                   $187,000



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